EXHIBIT 4.1


     [LOGO]  CAPELOGIC INCORPORATED
             Providing Technology Solutions for Financial Services

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                                         1 Windhaven Court, Monroe Twp, NJ 08831
                                  Telephone: (609) 448-7930  Fax: (973) 206-9430
                                                         Web:  www.capelogic.com


                                December 11, 2014



Advisors Asset Management, Inc.
8100 E 22nd Street N., Bldg 800 Suite 102
Wichita, KS  67226



     Re:                 Advisors Disciplined Trust 1364
       Advisors Corporate Trust, High Yield Bond Portfolio, Series 15 - A
           Hartford Investment Management Company ("HIMCO") Portfolio
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Gentlemen:

We have examined the Registration Statement File No. 333-199480 for the referenced Trust and acknowledge that Capelogic, Inc. is currently acting as the independent pricing agent for Advisors Disciplined Trust 1364. Subsequently, we hereby consent to the reference of Capelogic, Inc. as independent pricing agent.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,


/s/ SALMAN AHMAD
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Salman Ahmad
Treasurer